EXHIBIT 99.1

Rhinebeck Bank Announces Acquisition of Two Branches from ConnectOne Bank

POUGHKEEPSIE, N.Y. and ENGLEWOOD CLIFFS, N.J., Oct. 26, 2020 (GLOBE NEWSWIRE) -- Rhinebeck Bancorp, Inc., (NASDAQ: RBKB), the holding company of Rhinebeck Bank, and ConnectOne Bancorp, Inc. (NASDAQ: CNOB), the holding company of ConnectOne Bank, announced today an agreement under which Rhinebeck Bank will acquire two leased branch offices in Orange County, NY and their related deposits, from ConnectOne Bank. The branch offices are located in Monroe and Warwick, New York. The transaction is expected to add more than $50 million in deposits for Rhinebeck Bank.

“This transaction accelerates our previous stated goal of expanding our presence in Orange County. We are excited to enter this new market and bring our relationship-based banking model to this vibrant community,” said Michael J. Quinn, President and Chief Executive Officer. “Both financial institutions are committed to providing a smooth transition with minimal impact for all stakeholders.”

“This transaction reflects another step in ConnectOne’s branch rationalization strategy in order to meet evolving client demands while scaling best-in-class efficiency,” said William S. Burns, EVP & Chief Financial Officer of ConnectOne. “We’ll continue to move away from traditional retail branches towards more robust banking hubs supported by digital tools and resources.”

The transaction is expected to close late in the fourth quarter of 2020 or early in the first quarter of 2021, subject to regulatory approvals and satisfaction of customary closing conditions. Terms of the transaction were not disclosed.

The Kafafian Group, Inc. served as financial advisor to Rhinebeck Bancorp, Inc., with Luse Gorman, PC serving as legal advisor. Piper Sandler & Co. served as financial advisor to ConnectOne Bancorp, Inc., with Windels Marx Lane & Mittendorf, LLP serving as legal advisor.

About Rhinebeck Bancorp

Rhinebeck Bancorp, Inc. is a Maryland corporation organized as the mid-tier holding company of Rhinebeck Bank and is itself the majority-owned subsidiary of Rhinebeck Bancorp, MHC. The Bank is a New York chartered stock savings bank which provides a full range of banking and financial services to consumer and commercial customers through its eleven branches and two representative offices located in Dutchess, Ulster, Orange, and Albany counties in New York State. Financial services including comprehensive brokerage, investment advisory services, financial product sales and employee benefits are offered through Rhinebeck Asset Management, a division of the Bank.

About ConnectOne Bancorp, Inc.

ConnectOne Bancorp, Inc., through its subsidiary, ConnectOne Bank offers a full suite of both commercial and consumer banking and lending products and services through its banking offices located across New York and New Jersey. ConnectOne Bancorp, Inc. is traded on the Nasdaq Global Market under the trading symbol "CNOB," and information about ConnectOne may be found at https://www.connectonebank.com.

Forward-Looking Statements

The statements contained herein that are not historical facts are forward-looking statements (as defined by the Private Securities Litigation Reform Act of 1995) based on management’s current expectations and beliefs concerning future developments and their potential effects on the Companies. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Companies. There can be no assurance that future developments affecting the Companies will be the same as those anticipated by management. These statements are evidenced by terms such as “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. Readers should not place under reliance on such forward-looking statements, which speak only as of the date made. For a discussion of these risks and uncertainties, see the section of the periodic reports filed by Rhinebeck Bancorp, Inc. and ConnectOne Bancorp, Inc. with the Securities and Exchange Commission entitled “Risk Factors.”

The Companies specifically disclaim any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Investor Contacts:

RHINEBECK BANK CONTACT: Michael J. Quinn, President and Chief Executive Officer
TELEPHONE: (845) 790-1501

CONNECTONE BANK CONTACT: William S. Burns, Executive Vice President and Chief Financial Officer
TELEPHONE: (201) 816-4474